Exhibit 99.1
SecureWorks Reports Second Quarter Fiscal 2017 Results

•	Revenue increased 30 percent year-over-year to $103.7 million; Non-GAAP revenue increased 29 percent year-over-year to $103.9 million.

•	Gross margin increased 500 basis points over last year to 49.0 percent; Non-GAAP gross margin expanded by 150 basis points over last year to 52.6 percent.

•	Net loss per share improved to $0.15 from $0.30 last year; Non-GAAP net loss per share improved to $0.07 from $0.18 last year.

ATLANTA, Ga, September 6, 2016 - SecureWorks (NASDAQ: SCWX), a provider of intelligence-driven information security solutions, today announced its financial results for the second quarter ended July 29, 2016. The Company narrowed its operating loss in the second quarter as a result of continued demand for its subscription-based security solutions business and continued scale in operating expenses.

“We are pleased with our quarterly financial performance, highlighted by solid revenue growth and continued momentum towards profitability. SecureWorks is in the best position to help protect organizations from emerging cyber threats as their technology investment strategies continue to evolve,” said Michael R. Cote, Chief Executive Officer of SecureWorks. “I am excited about our new Cloud Security Solutions that give clients the confidence that their data, applications and intellectual-property will receive the required cyber protection in the Cloud.”

A few key business highlights for the quarter include:

•
The Company expanded the capabilities of its vendor-agnostic, data analytics engine -- the Counter Threat PlatformTM (CTP) -- to provide security monitoring of client applications and data being hosted on Amazon Web Services (AWS). With this capability, SecureWorks offers a comprehensive solution for security considerations for both on-premises environments and in the cloud, allowing organizations to pursue hybrid environments with confidence.

•
As part of its program to orchestrate threat prevention, the Company announced the integration of its high-fidelity proprietary Attacker Database with Palo Alto Networks® Next-Generation Security Platform as part of the SecureWorks-managed Palo Alto Next-Generation Firewall solution. This solution delivers advanced threat intelligence and immediate protections to proactively block cyber threats before they enter client eco-systems.

Second Quarter Financial Results Highlights

•
Revenue in the second quarter increased 29.8 percent to $103.7 million from $79.9 million in the second quarter of fiscal 2016. Non-GAAP revenue increased by 29.0 percent to $103.9 million, compared to $80.5 million in the second quarter of fiscal 2016.

•
Gross margin was 49.0 percent, up from 44.0 percent in the second quarter of fiscal 2016. Non-GAAP gross margin increased to 52.6 percent from 51.1 percent in the second quarter of fiscal 2016 due to strong revenue growth and scale in our delivery model.

•	Operating loss for the quarter was $20.0 million; non-GAAP operating loss was $9.6 million.

•
Net loss per share was $0.15 as compared to a net loss per share of $0.30 in the second quarter of fiscal 2016; non-GAAP net loss per share was $0.07 as compared to a non-GAAP net loss per share of $0.18 in the second quarter of fiscal 2016.

•	The number of weighted average shares outstanding during the second quarter was approximately 80.0 million.

•	Adjusted EBITDA was a loss of $7.0 million, compared to a loss of $16.0 million in the second quarter of fiscal 2016.

•	SecureWorks ended the quarter with $113.3 million in cash and cash equivalents.

•
Monthly recurring revenue as of July 29, 2016 was $29.8 million, as compared to $26.6 million as of July 31, 2015. The Company’s monthly recurring revenue metric represents the monthly value of its subscription contracts, including operational backlog, as of a particular date.

Third Quarter Fiscal 2017 and Full Fiscal Year Outlook

Based on the second quarter performance and current market conditions, the Company now expects the following results for the third fiscal quarter ending on October 28, 2016, and the full fiscal year ending on February 3, 2017 (“fiscal 2017”):

•	For the third fiscal quarter, the Company expects:

•	Revenue, on both a GAAP and non-GAAP basis to be between $104 and $105 million.

•	Net loss per share to be in the range of $0.15 to $0.17 and non-GAAP net loss per share to be in the range of $0.07 to $0.09.

•	The Company expects approximately 80.009 million weighted average shares outstanding during the third quarter of fiscal 2017.

•	For fiscal year 2017[1], the Company reiterates prior guidance as follows:

•	Revenue to be between $423 and $425 million and non-GAAP revenue to be between $424 and $426 million.

•	Net loss per share to be in the range of $0.62 to $0.66 and non-GAAP net loss per share to be in the range of $0.30 to $0.33.

•	Adjusted EBITDA loss to be between $28 and $32 million.

•	The Company expects approximately 77.635 million weighted average shares outstanding during fiscal 2017.

•	Finally, as we continue investing for growth, the Company expects capital expenditures to be approximately $20 to $22 million for the full year.
______________________
1 The fourth quarter of fiscal 2017 will have 14 weeks versus the standard 13 weeks, as SecureWorks operates on a 52-53-week fiscal year. The next year this will occur is calendar year 2022, which for SecureWorks is fiscal year 2023.

Conference Call Information

As previously announced, the Company will hold a conference call to discuss its second quarter performance on September 7, 2016, at 8:00 a.m. EDT. The conference call will be broadcast live over the Internet and can be accessed at http://investors.secureworks.com. For those unable to listen to the live broadcast, an archived version will be available at the same location until 5:00 p.m. EDT on October 7, 2016.

Non-GAAP Financial Measures

The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical and forward-looking non-GAAP financial measures to the most directly comparable historical and forward-looking GAAP financial measures is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations concerning its GAAP and non-GAAP revenue, and GAAP and non-GAAP net loss per share for the second fiscal quarter of fiscal 2017 and for full year fiscal 2017, adjusted EBITDA loss for full year fiscal 2017, and capital expenditures for full year fiscal 2017, which reflect the Company’s current analysis of existing trends and information. These statements represent the Company’s judgment only as of the date of this press release.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new clients, retain existing clients and increase its annual contract values; the Company’s reliance on its largest client and on clients in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; the Company’s service level agreements with clients requiring credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycle; risks associated with the Company’s international sales and operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the ability of the Company’s solutions to perform as intended; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; successful implementation of the Company’s strategic acquisitions; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; the effect of timing differences between the expensing of sales commissions paid to the Company’s strategic and distribution partners and the recognition of associated revenues; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters on the Company’s ability to serve its clients; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. (formerly known as Denali Holding Inc.) and Dell Inc. and control of the Company by Dell Technologies Inc.

This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s quarterly report on Form 10-Q for the quarter ended April 29, 2016. Additional information also will be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended July 29, 2016 and in its other SEC filings. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

About SecureWorks

SecureWorks is a leading global provider of intelligence-driven information security solutions exclusively focused on protecting our clients from cyberattacks. Our solutions enable organizations to fortify their cyber defenses to prevent security breaches, detect malicious activity in real time, prioritize and respond rapidly to security incidents and predict emerging threats. As of July 29, 2016, SecureWorks served over 4,300 clients across 59 countries. For more information, visit www.secureworks.com.

Contact Information

Investor Inquiries:
Rebecca Gardy
Investor Relations Officer
404-417-4803
rgardy@secureworks.com

Media inquiries:
Elizabeth W. Clarke
Director of Media Relations
404-486-4492
eclarke@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Condensed Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	July 29, 2016	July 31, 2015	July 29, 2016	July 31, 2015
Net revenue	$103,653	$79,855	$203,446	$157,254
Cost of revenue	52,907	44,717	102,756	88,713
Gross margin	50,746	35,138	100,690	68,541
Research and development	12,848	12,643	26,444	24,473
Sales and marketing	28,639	26,696	56,135	48,815
General and administrative	29,306	28,148	57,158	53,932
Total operating expenses	70,793	67,487	139,737	127,220
Operating loss	(20,047)	(32,349)	(39,047)	(58,679)
Interest and other, net	851	303	1,216	(515)
Loss before income taxes	(19,196)	(32,046)	(37,831)	(59,194)
Income tax benefit	(7,145)	(10,922)	(14,153)	(20,240)
Net loss	$(12,051)	$(21,124)	$(23,678)	$(38,954)

Net loss per common share (basic and diluted)	$(0.15)	$(0.30)	$(0.31)	$(0.56)
Weighted-average common shares
outstanding (basic and diluted)	80,009	70,000	75,169	70,000

Percentage of Total Net Revenue
Gross margin	49.0%	44.0%	49.5%	43.6%
Research and development	12.4%	15.8%	13.0%	15.6%
Sales and marketing	27.6%	33.4%	27.6%	31.0%
General and administrative	28.3%	35.2%	28.1%	34.3%
Operating expenses	68.3%	84.5%	68.7%	80.9%
Operating loss	(19.3)%	(40.5)%	(19.2)%	(37.3)%
Loss before income taxes	(18.5)%	(40.1)%	(18.6)%	(37.6)%
Net loss	(11.6)%	(26.5)%	(11.6)%	(24.8)%
Effective tax rate	37.2%	34.1%	37.4%	34.2%

Note: Percentage growth rates are calculated based on underlying data in thousands

SECUREWORKS CORP.
Condensed Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	July 29, 2016	January 29, 2016
Assets:
Current assets:
Cash and cash equivalents	$113,284	$33,422
Accounts receivable, net	100,758	116,357
Inventories, net	3,524	3,549
Other current assets	25,508	26,211
Total current assets	243,074	179,539
Property and equipment, net	25,142	22,766
Goodwill	416,487	416,487
Purchased Intangible assets, net	275,789	289,657
Other non-current assets	26,991	9,336
Total assets	$987,483	$917,785
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$26,846	$22,126
Accrued and other	31,975	60,407
Short-term deferred revenue	114,000	109,467
Short-term debt	—	27,993
Total current liabilities	172,821	219,993
Long-term deferred revenue	16,470	18,352
Other non-current liabilities	97,089	90,984
Total liabilities	286,380	329,329
Stockholders' equity	701,103	588,456
Total liabilities and stockholders' equity	$987,483	$917,785

SECUREWORKS CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	July 29, 2016	July 31, 2015
Cash flows from operating activities:
Net loss	$(23,678)	$(38,954)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	19,422	20,722
Change in fair value of convertible notes	132	—
Stock-based compensation expense	3,365	414
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(1,129)	534
Income tax benefit	(14,153)	(20,240)
Other non-cash impacts	—	5,539
Provision for doubtful accounts	1,340	1,714
Excess tax benefit from share-based payment	(221)	—
Changes in assets and liabilities:
Accounts receivable	15,388	(11,823)
Net transactions with parent	(21,032)	—
Inventories	25	322
Other assets	109	(6,910)
Accounts payable	4,720	(9,593)
Deferred revenue	2,651	13,195
Accrued and other liabilities	(8,519)	41,669
Net cash used in operating activities	(21,580)	(3,411)
Cash flows from investing activities:
Capital expenditures	(7,930)	(6,207)
Net cash used in investing activities	(7,930)	(6,207)
Cash flows from financing activities:
Capital contribution from parent, net	9,547	—
Excess tax benefit from share-based payment	221	—
Transfers from parent, net	—	23,206
Proceeds from IPO, net	99,604	—
Net cash provided by financing activities	109,372	23,206
Net increase in cash and cash equivalents	79,862	13,588
Cash and cash equivalents at beginning of the period	33,422	6,669
Cash and cash equivalents at end of the period	$113,284	$20,257

Supplemental disclosure of non-cash financing activities:
Conversion of convertible notes to common stock	$28,125	$—

Non-GAAP Financial Measures
The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. The Company believes these non-GAAP financial measures provide useful information to help evaluate its operating results by facilitating an enhanced understanding of its operating performance and enabling more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented in the press release. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in SecureWorks’ industry, may calculate non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.
A reconciliation of each of the foregoing historical and forward-looking non-GAAP financial measures to the most directly comparable historical and forward-looking GAAP financial measures is provided below for each of the fiscal periods indicated.
The Company excludes the following items from one or more of its non-GAAP financial measures:
Impact of purchase accounting. The impact of purchase accounting consists primarily of purchase accounting adjustments related to a change in the basis of deferred revenue for the going-private transaction of Dell Inc. (“Dell”), an indirect parent of the Company, that was completed on October 29, 2013, as well as Dell’s acquisition of the Company in February 2011. The Company believes it is useful to exclude such purchase accounting adjustments related to the foregoing transactions as this deferred revenue generally results from multi-year service contracts under which deferred revenue is established upon sale and revenue is recognized over the term of the contract. Pursuant to the fair value provisions applicable to the accounting for business combinations, GAAP requires this deferred revenue to be recorded at its fair value, which is typically less than the book value. In presenting non-GAAP earnings, the Company adds back the reduction in revenue that results from this revaluation on the expectation that a significant majority of these service contracts will be renewed in the future and therefore the revaluation is not helpful in predicting its ongoing revenue trends. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (1) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (2) compare past and future reports of SecureWorks’ financial results, as the revenue reduction related to acquired deferred revenue will not recur when related service contracts are renewed in future periods.
Amortization of intangible assets. Amortization of intangible assets consists of amortization of customer relationships and acquired technology. In connection with Dell’s going-private transaction and Dell’s acquisition of the Company in February 2011, all of the Company’s tangible and intangible assets and liabilities were accounted for and recognized at fair value on the transaction date. Accordingly, for periods after October 29, 2013, amortization of intangible assets consists of amortization associated with intangible assets recognized in connection with Dell’s going-private transaction. For periods prior to October 29, 2013, amortization of intangible assets consists of amortization associated with purchased intangible assets recognized in connection with Dell’s acquisition of the Company.
Stock-based compensation. Non-cash stock-based compensation relates to both the Dell Technologies and SecureWorks equity plans. We exclude such expenses when assessing the effectiveness of our operating performance since they do not necessarily correlate with the underlying operating performance of the business.
Other expenses. Other expenses include professional fees incurred by the Company in connection with the Company’s initial public offering and amounts expensed in the settlement of a legal matter. The Company excludes these expenses for the purpose of calculating the non-GAAP financial measures because it believes these items are outside the ordinary course of business and do not contribute to a meaningful evaluation of its current operating performance or comparisons to its past operating performance.

Aggregate adjustment for income taxes. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

As the excluded items can have a material impact on earnings, management compensates for this limitation by relying primarily on GAAP results and using non-GAAP financial measures supplementally. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, gross margin, research and development expenses, sales and marketing expenses, general and administrative expenses, operating loss or net loss prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 29, 2016	July 31, 2015	July 29, 2016	July 31, 2015
GAAP revenue	$103,653	$79,855	$203,446	$157,254
Impact of purchase accounting	221	693	442	1,385
Non-GAAP revenue	$103,874	$80,548	$203,888	$158,639

GAAP gross margin	$50,746	$35,138	$100,690	$68,541
Amortization of intangibles	3,411	3,410	6,821	6,820
Impact of purchase accounting	356	733	617	1,466
Stock-based compensation expense	156	—	175	—
Other	—	1,868	—	4,868
Non-GAAP gross margin	$54,669	$41,149	$108,303	$81,695

GAAP research and development expenses	$12,848	$12,643	$26,444	$24,473
Stock-based compensation expense	(688)	(70)	(770)	(136)
Non-GAAP research and development expenses	$12,160	$12,573	$25,674	$24,337

GAAP sales and marketing expenses	$28,639	$26,696	$56,135	$48,815
Stock-based compensation expense	(362)	—	(405)	—
Non-GAAP sales and marketing expenses	$28,277	$26,696	$55,730	$48,815

GAAP general and administrative expenses	$29,306	$28,148	$57,158	$53,932
Amortization of intangibles	(3,523)	(3,570)	(7,047)	(7,612)
Impact of purchase accounting	(177)	(229)	(406)	(458)
Stock-based compensation expense	(1,799)	(144)	(2,015)	(278)
Other	—	(3,446)	(1,164)	(6,535)
Non-GAAP general and administrative expenses	$23,807	$20,759	$46,526	$39,049

GAAP operating loss	$(20,047)	$(32,349)	$(39,047)	$(58,679)
Amortization of intangibles	6,934	6,980	13,868	14,432
Impact of purchase accounting	533	962	1,023	1,924
Stock-based compensation expense	3,005	214	3,365	414
Other	—	5,314	1,164	11,403
Non-GAAP operating loss	$(9,575)	$(18,879)	$(19,627)	$(30,506)

GAAP net loss	$(12,051)	$(21,124)	$(23,678)	$(38,954)
Amortization of intangibles	6,934	6,980	13,868	14,432
Impact of purchase accounting	533	962	1,023	1,924
Stock-based compensation expense	3,005	214	3,365	414
Other	—	5,314	1,164	11,403
Aggregate adjustment for income taxes	(3,997)	(5,151)	(7,419)	(10,773)
Non-GAAP net loss	$(5,576)	$(12,805)	$(11,677)	$(21,554)

GAAP net loss per share	$(0.15)	$(0.30)	$(0.31)	$(0.56)

Amortization of intangibles	0.09	0.10	0.18	0.21
Impact of purchase accounting	0.01	0.01	0.01	0.02
Stock-based compensation expense	0.04	—	0.04	—
Other	—	0.08	0.02	0.17
Aggregate adjustment for income taxes	(0.06)	(0.07)	(0.10)	(0.15)
Non-GAAP net loss per share	$(0.07)	$(0.18)	$(0.16)	$(0.31)

GAAP net loss	$(12,051)	$(21,124)	$(23,678)	$(38,954)
Interest and other, net	(851)	(303)	(1,216)	515
Income tax benefit	(7,145)	(10,922)	(14,153)	(20,240)
Depreciation and amortization	9,796	10,145	19,422	20,722
Stock-based compensation expense	3,005	214	3,365	414
Impact of purchase accounting	221	693	442	1,385
Other	—	5,314	1,164	11,403
Adjusted EBITDA	$(7,025)	$(15,983)	$(14,654)	$(24,755)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
Percentage of Total Net Revenue	July 29, 2016	July 31, 2015	July 29, 2016	July 31, 2015

GAAP gross margin	49.0%	44.0%	49.5%	43.6%
Non-GAAP adjustment	3.6%	7.1%	3.6%	7.9%
Non-GAAP gross margin	52.6%	51.1%	53.1%	51.5%

GAAP research and development expenses	12.4%	15.8%	13.0%	15.6%
Non-GAAP adjustment	(0.7)%	(0.2)%	(0.4)%	(0.3)%
Non-GAAP research and development expenses	11.7%	15.6%	12.6%	15.3%

GAAP sales and marketing expenses	27.6%	33.4%	27.6%	31.0%
Non-GAAP adjustment	(0.4)%	(0.3)%	(0.3)%	(0.2)%
Non-GAAP sales and marketing expenses	27.2%	33.1%	27.3%	30.8%

GAAP general and administrative expenses	28.3%	35.2%	28.1%	34.3%
Non-GAAP adjustment	(5.4)%	(9.4)%	(5.3)%	(9.7)%
Non-GAAP general and administrative expenses	22.9%	25.8%	22.8%	24.6%

GAAP operating loss	(19.3)%	(40.5)%	(19.2)%	(37.3)%
Non-GAAP adjustment	10.1%	17.1%	9.6%	18.1%
Non-GAAP operating loss	(9.2)%	(23.4)%	(9.6)%	(19.2)%

GAAP net loss	(11.6)%	(26.5)%	(11.6)%	(24.8)%
Non-GAAP adjustment	6.2%	10.6%	5.9%	11.2%
Non-GAAP net loss	(5.4)%	(15.9)%	(5.7)%	(13.6)%

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions, except per share data)
(unaudited)

	Low End of Guidance		High End of Guidance
	Three Months Ended	Full Year Ended	Three Months Ended	Full Year Ended
	October 28, 2016	February 3, 2017	October 28, 2016	February 3, 2017

GAAP revenue	$104	$423	$105	$425
Impact of purchase accounting	—	1	—	1
Non-GAAP revenue	$104	$424	$105	$426

GAAP net loss per share	$(0.17)	$(0.66)	$(0.15)	$(0.62)
Amortization of intangibles	0.09	0.36	0.09	0.36
Impact of purchase accounting	0.01	0.03	0.01	0.03
Stock-based compensation expense	0.04	0.13	0.04	0.13
Other	—	0.01	—	0.01
Aggregate adjustment for income taxes	(0.06)	(0.20)	(0.06)	(0.21)
Non-GAAP net loss per share	$(0.09)	$(0.33)	$(0.07)	$(0.30)

GAAP net loss		$(51)		$(49)
Interest and other, net		(2)		(2)
Income tax benefit		(30)		(29)
Depreciation and amortization		40		40
Stock-based compensation expense		9		10
Impact of purchase accounting		1		1
Other		1		1
Adjusted EBITDA		$(32)		$(28)